UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2015

THESTREET, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR

NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 321-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 3, 2015, the Board of Directors of the TheStreet, Inc. (the “Company”), following the unanimous recommendation of the Company’s Nominating and Corporate Governance Committee, appointed Lawrence (Larry) S. Kramer to serve as a Class I director of the Company, effective immediately. Mr. Kramer’s term will expire at the annual meeting of the Company’s stockholders in 2018. Mr. Kramer was also appointed to serve on the Audit Committee of the Board and the Nominating and Corporate Governance Committee of the Board.

Mr. Kramer has over 40 years of experience in media and publishing. He currently serves on the board of directors of Gannett Co., Inc. and previously served Gannett Co., Inc. as President and Publisher of USA TODAY from May 2012 to June 2015. Prior to joining Gannett, he was a media consultant and adjunct professor of Media Management at the Newhouse School of Communications at Syracuse University. From January 2008 to January 2010, Mr. Kramer was a Senior Advisor of Polaris Venture Partners. From March 2005 until March 2008, he served in a number of positions at CBS, including President of CBS Digital Media. Prior to joining CBS, he was Chairman, CEO and Founder of MarketWatch, Inc. until its sale to Dow Jones in January 2005. He was Founder, Executive Editor, and President of Data Sport Inc. from 1991-1994 and joined Data Broadcasting Corp. as Vice President in 1994 following its acquisition of Data Sport. Prior to founding Data Sport, he spent more than 20 years in journalism as a reporter and editor, including as Assistant Managing Editor and Metro Editor of the Washington Post and Editor of the San Francisco Examiner. While a journalist, he won several awards for reporting, including the National Press Club Award, and while an editor, his staffs won two Pulitzer Prizes. Mr. Kramer serves on the board of directors of Harvard Business Publishing and the board of trustees of Syracuse University. He was a founding board member and former Chairman of The Online Publishers Association and previously served on the public company boards of Discovery Communications, Inc. (2008-2012) and Answers Corp. (2005-2011).

Pursuant to the Company’s director compensation policy, Mr. Kramer will receive the following compensation for his service as a director: (i) an annual cash retainer of $30,000 for service on the Company’s Board, (ii) an annual equity award for service on the Company’s Board, (iii) an annual equity award for service on the Company’s Audit Committee and (iv) an annual equity award for service on the Company’s Nominating and Corporate Governance Committee. All such amounts will be prorated for partial service in 2015. The Company’s non-employee director compensation policy is described in more detail in the Company’s Definitive Proxy Statement for its Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on April 29, 2015. The Company intends to enter into its standard form of indemnification agreement with Mr. Kramer.

Item 7.01 Regulation FD Disclosure.

On October 5, 2015, the Company issued a press release announcing the appointment of Mr. Kramer to the Company’s Board of Directors as described above under Item 5.02. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit 99.1 is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press Release dated October 5, 2015 Announcing Appointment of Lawrence (Larry) S. Kramer to the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC. (Registrant)

Date: October 5, 2015
By: /s/ Vanessa J. Soman
Vanessa J. Soman
General Counsel